Exhibit 99.1

Pacific Biosciences of California, Inc. Announces Proposed Public Offering of Common Stock

MENLO PARK, CA, February 12, 2018, Pacific Biosciences of California, Inc. (NASDAQ: PACB) today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. Pacific Biosciences also intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the number of shares of its common stock sold in the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering.

Pacific Biosciences intends to use the net proceeds from the offering for general corporate purposes, including capital expenditures and working capital. Pacific Biosciences may also use a portion of the net proceeds from the offering to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although it has no present commitments or agreements to do so.

A shelf registration statement relating to the shares of common stock was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on August 18, 2017. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website. Copies of the preliminary prospectus supplement (when available) and accompanying prospectus may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by e-mail at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Pacific Biosciences of California, Inc.

Pacific Biosciences offers sequencing systems to help scientists resolve genetically complex problems. Based on its novel Single Molecule, Real-Time (SMRT®) Technology, Pacific Biosciences’ products enable de novo genome assembly to finish genomes in order to more fully identify, annotate and decipher genomic structures; full-length transcript analysis to improve annotations in reference genomes, characterize alternatively spliced isoforms in important gene families, and find novel genes; targeted sequencing to more comprehensively characterize genetic variations; and real-time kinetic information for epigenome characterization. Pacific Biosciences’ technology provides high accuracy, ultra-long reads, uniform coverage, and the ability to simultaneously detect epigenetic changes. PacBio® sequencing systems, including consumables and software, provide a simple, fast, end-to-end workflow for SMRT Sequencing.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Pacific Biosciences will be able to raise capital through the sale of shares of common stock or consummate the offering, the final terms of the offering, the satisfaction of customary closing conditions, prevailing market conditions, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally. Additional risks and uncertainties relating to the proposed offering, Pacific Biosciences and its business can be found under the heading “Risk Factors” in Pacific Biosciences’ most recent periodic, quarterly and annual reports filed with the SEC and in the preliminary prospectus supplement and accompanying prospectus relating to the offering to be filed with the SEC. Pacific Biosciences assumes no duty or obligation to update or revise any forward-looking statements for any reason.

Contact:

Attn: Investor Relations

Pacific Biosciences of California, Inc.

1305 O’Brien Drive

Menlo Park, California 94025

(650) 521-8450

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